                                                                   Exhibit 10.30

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                                The Talbots, Inc.
                      Directors Deferred Compensation Plan



                           Restated as of May 27, 2004

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                                The Talbots, Inc.
                      Directors Deferred Compensation Plan

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
                                                                            Page
                                                                            ----
1.   Purposes...........................................................     1

2.   Definitions........................................................     1

3.   Administration.....................................................     3

4.   Participation......................................................     3

5.   Deferrals..........................................................     3

6.   Deferral Accounts, Restricted Stock Unit Deferral Accounts
     and Equity Award Accounts..........................................     5

7.   Settlement of Deferral Accounts, Restricted Stock Unit Deferral
     Accounts and Equity Award Accounts.................................     6

8.   Statements.........................................................     7

9.   Amendment/Termination..............................................     7

10.  General Provisions.................................................     8

11.  Claim and Appeal Procedure.........................................     9

12.  Effective Date.....................................................     10

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                               The Talbots, Inc.
                      Directors Deferred Compensation Plan

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      1. PURPOSES. The purpose of this restated The Talbots, Inc. Directors
Deferred Compensation Plan (the "Plan") is to provide the members of the Board of Directors (the "Board") of The Talbots, Inc. (the "Company") with the opportunity to elect to defer receipt of some or all retainer fees, and to have such deferred amounts treated as if invested in specified investment options, as well as to provide a vehicle under which the Company can credit restricted stock units or other equity awards to the accounts of members of the Board, and also to permit such members of the Board to voluntarily defer receipt of restricted stock units or other equity awards (as permitted by the Administrator from time to time).

      2. DEFINITIONS. In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

            (a) "Administrator" shall mean the committee set forth in Section 3(b), to whom the Board has delegated the authority to take action under, and to administer, the Plan.

            (b) "Beneficiary" shall mean the beneficiary designated by the Participant on a form supplied by the Administrator to receive benefits payable in the event of the death of the Participant. In the event of the Participant's death without an effective Beneficiary designation, any Plan benefits payable shall be paid to the Participant's surviving spouse or, if the Participant has no surviving spouse, to the Participant's surviving children in equal amounts or, if the Participant has no surviving children, to the Participant's estate.

            (c) "Code" shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

            (d) "Deferral Account" shall mean the account or subaccount established and maintained by the Administrator for specified cash deferrals and cash contributions attributable to a Participant, as described in Section 5. Deferral Accounts will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

            (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder shall include any successor provisions or rules.

            (f) "Equity Award Account" shall mean the account or subaccount that may be established by the Administrator to reflect the crediting of equity awards other than Restricted Stock Units. Equity Award Accounts will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company. The Administrator is authorized to establish such rules and conditions applicable to Equity Award Accounts as are deemed appropriate to give effect to the awards or deferrals credited thereunder, provided that they are consistent in all respects with the Stock Plan under which such awards were granted.

            (g) "Participant" shall mean any member of the Board who is not an employee of the Company who participates or makes an election to participate in the Plan.

            (h) "Plan Year" shall mean the calendar year.

            (i) "Restricted Stock Units" shall mean restricted stock units awarded to a Participant under the Stock Plan. The terms and conditions of such awards (including the vesting provisions related thereto) will in all instances be applied to the Restricted Stock Units credited hereunder.

            (j) "Restricted Stock Unit Deferral Account" shall mean an account or subaccount established and maintained by the Company for (i) specified voluntary deferrals of Restricted Stock Units by Participants, and (ii) Restricted Stock Units that are deferred on a mandatory basis by the Company for a Participant. Restricted Stock Unit Deferral Accounts will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

            (k) "Stock Plan" shall mean The Talbots, Inc. Restated Directors Stock Plan, as it may be modified from time to time, or any successor thereto.

            (l) "Trust" shall mean any trust or trusts established by the Company as part of the Plan; provided, however, that the assets of any such trusts shall remain subject to the claims of the general creditors of the Company.

            (m) "Trustee" shall mean the trustee of a Trust.

            (n) "Trust Agreement" shall mean an agreement that may be entered into from time to time between the Company and the Trustee to carry out the purposes of the Plan, as amended or restated from time to time.

            (o) "Valuation Date" shall mean the close of business on the last business day of each calendar month, unless otherwise determined from time to time by the Administrator.


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


      3.    ADMINISTRATION.

            (a) Authority. The Administrator shall administer the Plan in accordance with its terms, and shall have all powers necessary or appropriate to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any actions of the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan. The Administrator may appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

            (b) Administrator. The Administrator shall be a committee consisting of such number of individuals as shall be determined by the Board, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Board. Any member of the Administrator may resign at any time. No member of the Administrator shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. The members of the Administrator shall not receive any special compensation for serving in their capacities as members of the Administrator, but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Administrator or any member thereof in any jurisdiction.

            (c) Limitation of Liability. Each member of Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary or affiliated entity, the Company's outside accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company, the Board or the Administrator to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the Administrator, nor any person to whom duties have been delegated hereunder, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan.

      4. PARTICIPATION. Each member of the Board of Directors of the Company who is not an employee of the Company shall be eligible to participate in the Plan.

      5. DEFERRALS. To the extent authorized by the Administrator, a Participant may elect to defer some or all cash fees and/or Restricted Stock Units or other equity awards granted under the Stock Plan (to the extent deemed permissible by the Administrator) to be paid or awarded to him or her by the Company, or such other compensation, fees or awards as may be designated by the Administrator. The Administrator may impose (1) limitations on the amounts permitted to be deferred, (2) limitations on the timing and form of deferrals, (3) limitations on amounts of deferrals for particular Participants, and (4) terms and conditions regarding deferrals under the Plan.

            (a) Elections. Once an election form, properly completed, is received by the Company, the elections of the Participant shall be irrevocable. Deferral election forms filed by a Participant will apply for the given Plan Year as well as all future Plan Years until such

Participant revokes in writing his or her election on a prospective basis, or until he or she files a new deferral election form. Deferrals elections with respect to cash fees must be in 5% increments, from 5% to 100%, and voluntary deferrals of Restricted Stock Units (and other equity awards) must be made in whole numbers of such Restricted Stock Units (or other equity awards).

            Deferral election forms shall specifically state the period of deferral; deferrals must be for either a period of years or until termination of such Participant's status as a member of the Board, as determined by the Administrator. Deferrals for a period of years must be for at least two full calendar years, and will be scheduled for payment in January of the applicable Plan Year. Notwithstanding the preceding sentence, the Administrator may permit some deferrals for a period of years to be for a minimum period of two elapsed years (i.e., not two full calendar years). If a Participant ceases to be a member of the Board prior to a scheduled withdrawal, then the Deferral Account will be distributed (pursuant to Section 7) following such cessation, unless otherwise provided herein or unless otherwise provided by law. Scheduled in-service distributions may be redeferred one time only by the Participant, with such redeferral election being for a period of at least five full years following the previously scheduled distribution date. A redeferral election must be made prior to the date established therefor by the Administrator, which date must be at least twelve months prior to the previously scheduled distribution date.

            Notwithstanding anything else herein to the contrary, any Restricted Stock Unit deferrals hereunder will not be distributable until the Participant ceases to be a member of the Board, at which time the Restricted Stock Unit Deferral Account will be distributed in whole and in the form of Company common stock (except to the extent of any fractional Restricted Stock Units, which will be distributed in cash), unless, in the discretion of the Administrator, distribution must be delayed in order to avoid adverse tax consequences to the Company or the Participant.

            (b) Date of Election. An election to defer cash fees and/or Restricted Stock Units or other equity awards hereunder must be received by the Administrator prior to the date specified by the Administrator. Under no circumstances may a Participant defer receipt of retainer fees or Restricted Stock Units or other equity awards to which the Participant has attained, at the time of deferral, a legally enforceable right to such amounts, as determined in the sole discretion of the Administrator.

            (c) Company Contributions and Credits. In addition to the voluntary deferrals elected by Participants, the Company may choose at any time to make discretionary Company cash credits to the Deferral Accounts of Participants in such amounts as it, in its sole discretion, wishes. Discretionary Company cash credits may be subject to a vesting schedule, established by the Company or the Administrator at the time of the contribution. Furthermore, the Company may credit Restricted Stock Units to the Restricted Stock Unit Deferral Accounts (or other equity awards to the Equity Award Accounts) of Participants in such amounts as it, in its sole discretion, wishes. Such Restricted Stock Units and other equity awards may be subject to a vesting schedule, as established by the Company or the Administrator at the time of the crediting.


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


      6. DEFERRAL ACCOUNTS, RESTRICTED STOCK UNIT DEFERRAL ACCOUNTS AND EQUITY AWARD ACCOUNTS.

            (a) Establishment; Crediting of Amounts Deferred. One or more Deferral Accounts will be established for each Participant, as determined by the Administrator. The amount of cash fees deferred with respect to each Deferral Account will be credited to such Deferral Account as of the date on which such amounts would have been paid to the Participant but for the Participant's election to defer receipt hereunder. The amounts of hypothetical income and appreciation and depreciation in value of such account will be credited and debited to, or otherwise reflected in, such Deferral Account from time to time. Unless otherwise determined by the Administrator, amounts credited to a Deferral Account shall be deemed invested in a hypothetical investment as of the date of deferral.

            (b) Hypothetical Investment Options. Amounts credited to a Deferral Account shall be deemed to be invested, at the Participant's direction, in one or more investment options as may be specified from time to time by the Administrator. The Administrator may change or discontinue any hypothetical investment option available under the Plan in its discretion; provided, however, that, subject to the authority of the Administrator to disregard the directions of any Participant, each affected Participant will be given the opportunity, without limiting or otherwise impairing any other right of such Participant regarding changes in investment directions, to redirect the allocation of his or her Deferral Account deemed invested in the discontinued investment option among the other hypothetical investment options, including any replacement option.

            (c) Allocation and Reallocation of Hypothetical Investments. A Participant may allocate amounts credited to his or her Deferral Account to one or more of the hypothetical investment options authorized under the Plan. Subject to the rules established by the Administrator, a Participant may reallocate amounts credited to his or her Deferral Account as of the Valuation Date following the Participant's election to one or more of such hypothetical investments, by filing with the Administrator a notice, in such form as may be specified by the Administrator, not later than the date specified by the Administrator. The Administrator may, in its discretion, restrict allocation into or reallocation by specified Participants into or out of specified investment options or specify minimum amounts that may be allocated or reallocated by Participants.

            (d) Restricted Stock Unit Deferral Accounts. One or more Restricted Stock Unit Deferral Accounts will be established for each Participant, as determined by the Administrator. The number of Restricted Stock Units credited under the Plan will be appropriately adjusted from time to time to reflect any stock splits and stock combinations (and similar events) with respect to Company common stock. Restricted Stock Units will be credited under a Participant's Restricted Stock Unit Deferral Account as of the date on which the Restricted Stock Unit was awarded under Stock Plan. Restricted Stock Units credited to a Participant's Restricted Stock Unit Deferral Account may not be reallocated to other investment alternatives generally available under the Plan with respect to cash-based Deferral Accounts. In the event that the Company credits cash dividend equivalents with respect to Restricted Stock Units credited to a Participant's Restricted Stock Unit Deferral Account, such cash dividend equivalents will be credited to the Participant's Deferral Account.

            (e) Equity Award Accounts. One or more Equity Award Accounts will be established for each Participant, as determined by the Administrator. The Administrator may appropriately adjust the number and type of equity awards credited under the Plan from time to time to reflect any stock dividends paid on or with respect to relevant Company equity, as well as stock splits and stock combinations (and similar events) with respect to relevant Company equity. Equity awards will be credited under a Participant's Equity Award Account as of the date on which the equity award was made under Stock Plan or otherwise. Equity awards credited to a Participant's Equity Award Account may not be reallocated to other investment alternatives generally available under the Plan with respect to cash-based Deferral Accounts. In the event that the Company credits cash dividend equivalents with respect to equity awards credited to a Participant's Equity Award Account, such cash dividend equivalents will be credited to the Participant's Deferral Account.

            (f) Trusts. The Company may, in its discretion, establish one or more Trusts (including subaccounts under such Trusts), and deposit therein amounts of cash or other property not exceeding the amount of the Company's obligations with respect to a Participant's Deferral Account established under this Section 6. In such case, the amounts of income, appreciation and depreciation in value of such Deferral Account shall be determined by the Administrator, based upon the hypothetical investment elections made by Participants. Other provisions of the Plan notwithstanding, the timing of allocations and reallocations of assets in such a Deferral Account, and the investment options available with respect to such Deferral Account, may be varied to reflect the timing of actual investments of the assets of such Trust and the actual investments available to such Trust, all as determined in the sole discretion of the Administrator. The Trust's investment vehicles may include life insurance (including, but not limited to, variable life insurance), and such other assets as may be selected from time to time.

      7. SETTLEMENT OF DEFERRAL ACCOUNTS, RESTRICTED STOCK UNIT DEFERRAL ACCOUNTS AND EQUITY AWARD ACCOUNTS.

            (a) Form of Payment. The Company shall settle a Participant's Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, by payment of cash. Any forfeited amounts will be used to offset future contributions and distributions, and as directed by the Board. All distributions will be made in the form of a lump sum, unless otherwise provided.

            The Company shall settle a Participant's Restricted Stock Unit Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect thereto, by delivery of shares of Company common stock equal to the number of vested, whole Restricted Stock Units credited, and shall pay cash with respect to any fractional number of vested Restricted Stock Units. All such distributions will be made in the form of a lump sum. As additional compensation to such Participants, the Company shall pay the par value of any such shares of Company common stock to be so delivered.

            The Company shall settle a Participant's Equity Award Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect thereto, by delivery of such Company equity (or in such other form as determined by the Administrator) as was set forth in the original award with respect thereto.

            (b) Timing of Payments. Payments in settlement of a Deferral Account shall be made as soon as practicable after the date or dates (including upon the occurrence of specified events) elected by the Participant in his or her election relating to such Deferral Account. Distributions made as a result of termination of Board member status, for any reason (including death) shall be made as soon as practicable thereafter.

            Payments in settlement of a Restricted Stock Unit Deferral Account shall be made as soon as practicable following termination of the Participant's Board member status (unless the Administrator, in its sole discretion, decides that the payment must be delayed in order to avoid adverse tax consequences to the Participant, or unless it decides that the payment must be delayed in order to avoid violating any laws or regulations relating to securities or otherwise).

            Payments in settlement of a Equity Award Account shall be made at such time as is determined pursuant to the documentation giving rise to the establishment of such account (unless the Administrator, in its sole discretion, decides that the payment must be delayed in order to avoid adverse tax consequences to the Participant, or unless it decides that the payment must be delayed in order to avoid violating any laws or regulations relating to securities or otherwise).

            (c) Hardship Distributions. Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Administrator determines that the Participant has suffered a hardship within the meaning of the Treasury Regulations issued under Section 401(k) of the Code, then the Administrator may authorize a hardship distribution hereunder. A distribution hereunder will be made on account of hardship only if the distribution is both made on account of an immediate and heavy financial need of the Participant, and the distribution amount is necessary to satisfy the financial need, all as determined by the Administrator using such Treasury Regulations as a guide, and the value of the distribution amount is at least $5,000. Withdrawals made pursuant to this Section 7(c) will be made as soon as administratively practicable following approval of the Administrator. A Participant will be prohibited from making additional deferrals of cash fees for six months following such a distribution. No hardship distribution may be made unless it also satisfies the requirements of Section 409A of the Code.

      8. STATEMENTS. The Administrator will furnish statements to each Participant reflecting the amount credited to a Participant's Deferral Account, Restricted Stock Unit Deferral Account and Equity Award Account, and transactions therein not less frequently than once each calendar quarter.

      9. AMENDMENT/TERMINATION. The Board may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of Participants, shareholders, or any other person; provided, however, that, without the consent of a Participant, no such action shall adversely affect the right of such Participant to payment of his or her Deferral Account, Restricted Stock Unit Deferral Account, or Equity Award Account, as of the date of such action, unless such action is required in order to comply with law or to prevent adverse tax consequences to the Participant or the Company.

      10.   GENERAL PROVISIONS.

            (a) Limits on Transfer of Awards. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or his or her Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

            (b) Receipt and Release. Payments or other distributions (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the amounts deferred and relating to the Deferral Account, the Restricted Stock Unit Deferral Account, or the Equity Award Account to which the payments or other distributions relate, against the Company or any subsidiary or affiliated entity thereof or the Administrator, and the Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect.

            (c) Unfunded Status of Awards: Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company or applicable affiliated entity for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company or the applicable affiliated entity; provided, however, that the Board may authorize the creation of Trusts, including but not limited to the Trusts referred to in Section 6 hereof, or make other arrangements to meet the Company's obligations under the Plan, which Trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Board otherwise determines with the consent of each affected Participant.

            (d) Compliance. A Participant in the Plan shall have no right to receive payment or other distribution (in any form) with respect to his or her Deferral Account, Restricted Stock Unit Deferral Account, or Equity Award Account until legal and contractual obligations of the Company relating to establishment of the Plan and the making of such payments shall have been complied with in full. In addition, the Company shall impose such restrictions on any interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of any applicable stock exchange or automated quotation system, any state securities laws applicable to such a transfer, any provision of the Company's Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

            (e) Other Participant Rights. No provision of the Plan or any transaction hereunder shall confer upon any Participant any right to continue to be a member of the Board, or to interfere in any way with the right of the Company or a subsidiary to increase or decrease the amount of any fees payable to such Participant. Subject to the limitations set forth in Section 10(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

            (f) Legal Fees and Expenses. The Company shall pay all reasonable legal fees and expenses which a Participant may incur in respect of obtaining from the Company any benefit to which he is entitled under the Plan. The Company will also pay all issuance costs related to payments associated with a Participant's Restricted Stock Unit Deferral Account, including payment of the par value of shares of Company common stock, as specified above.

            (g) Tax Withholding. The Company and any subsidiary or affiliated entity shall have the right to deduct from amounts and shares otherwise payable or to be distributed in settlement of a Deferral Account, Restricted Stock Unit Deferral Account, and Equity Award Account, any sums that federal, state, local or foreign tax law requires to be withheld with respect to such payment. To the extent permissible by applicable law, and to the extent permitted by the Administrator, shares of Company common stock that would otherwise be delivered to the Participant may be withheld by the Company and used to satisfy such withholding requirements.

            (h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

            (i) Limitation. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of the Deferral Account, Restricted Stock Unit Deferral Account or the Equity Award Account, and neither the Company nor any subsidiary or affiliated entity nor the Administrator shall be liable or responsible therefor.

            (j) Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular, and male references shall include female and neuter, and vice versa.

            (k) Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

            (l) Status. The establishment and maintenance of, or allocations and credits to, the Deferral Account, Restricted Stock Unit Deferral Account and Equity Award Account of any Participant shall not vest in any Participant any right, title or interest in and to any specific assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

      11. CLAIM AND APPEAL PROCEDURE. The Administrator shall provide adequate notice in writing to any Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan has been denied. The Administrator's notice to the Claimant shall set forth:

            (a) The specific reason for the denial;

            (b) Specific references to pertinent Plan provisions upon which the Administrator based its denial;

            (c) A description of any additional material and information that is needed; and

            (d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Administrator within seventy-five (75) days after receipt of the Administrator's notice of denial of benefits. The Administrator's notice must further advise the Claimant that his failure to appeal the action to the Administrator in writing within the seventy-five (75) day period will render the Administrator's determination final, binding and conclusive.

            If the Claimant should appeal to the Administrator, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he or his duly authorized representative feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Administrator shall re-examine all facts to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Administrator shall advise the Claimant of its decision within sixty (60) days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day limit unfeasible, but in no event shall the Administrator render a decision respecting a denial for a claim of benefits later than one hundred twenty (120) days after its receipt of a request for review.

            The Administrator's notice of denial of benefits shall identify the name and address to whom the Claimant may forward his appeal.

      12.   EFFECTIVE DATE. The restated Plan shall be effective as of May 27,
            2004.